     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2000



                                                      REGISTRATION NO. 333-34120

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           ISTA PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                              3845                              33-0511729
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                           ISTA PHARMACEUTICALS, INC.
                              15279 ALTON PARKWAY
                                  BUILDING 100
                                IRVINE, CA 92618
                                 (949) 788-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                EDWARD H. DANSE
                            CHIEF EXECUTIVE OFFICER
                           ISTA PHARMACEUTICALS, INC.
                              15279 ALTON PARKWAY
                                  BUILDING 100
                                IRVINE, CA 92618
                                 (949) 788-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                ISSAC J. VAUGHN, ESQ.                                 JEROME L. COBEN, ESQ.
          WILSON SONSINI GOODRICH & ROSATI                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
              PROFESSIONAL CORPORATION                          525 UNIVERSITY AVENUE, SUITE 220
                 650 PAGE MILL ROAD                                    PALO ALTO, CA 94301
                 PALO ALTO, CA 94304                                     (650) 470-4500
                   (650) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   This Amendment is for the sole purpose of filing exhibits 10.16 and 10.17.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all fees and expenses payable by Ista in connection with the registration of the common stock hereunder. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ----------
SEC Registration Fee........................................  $   22,770
NASD Filing Fee.............................................       9,125
Nasdaq National Market Listing Fee..........................      90,000
Printing and Engraving Expenses.............................     200,000
Legal Fees and Expenses.....................................     350,000
Accounting Fees and Expenses................................     250,000
Transfer Agent and Registrar Fees and Expenses..............      25,000
Blue Sky fees and expenses..................................      10,000
Miscellaneous Expenses......................................      43,105
                                                              ----------
     Total..................................................  $1,000,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We will also enter into agreements with our directors and executive officers that require Ista, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law. We have also purchased directors and officers liability insurance, which provides coverage against certain liabilities, including liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Within the last three years, and through December 31, 1999, we have issued and sold the following unregistered securities:

          (1) Since inception, the registrant has granted options to purchase 4,406,600 shares of common stock to employees, directors and consultants under its 1993 stock plan at exercise prices ranging from $0.15 to $0.56 per share. Of the 4,406,600 options granted, 3,400,834 remain outstanding, 558,811 shares of common stock have been purchased pursuant to exercises of options and 446,955 options have been canceled and returned to the 1993 stock plan.

          (2) From June 1997 to March 2000, the registrant sold 6,528,269 shares of Series C preferred stock and 1,153,877 warrants to purchase common stock to 42 investors at a purchase price of $5.63 for each share of Series C preferred stock and $0.001 for each warrant.

          (3) In March 2000, the registrant sold 1,776,199 shares of Series D preferred stock to one investor at a purchase price of $5.63 per share.

The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D of the Securities Act or Rule 701 promulgated under
Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationship with Ista, to information about us.

(b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
 1.1+    Form of Underwriting Agreement
 3.1*    Amended and Restated Articles of Incorporation, as in effect upon filing of the registration statement
 3.2*    Certificate of Incorporation to be effective prior to
         completion of the offering
 4.1*    Bylaws of the registrant, as in effect upon filing of the
         registration statement
 4.2*    Bylaws of the registrant, to be effective prior to
         completion of the offering
 4.3+    Specimen common stock certificate
 5.1+    Form of opinion of Wilson Sonsini Goodrich & Rosati,
         Professional Corporation
10.1*    Amended and Restated Investors Rights Agreement dated as of
         March 29, 2000
10.2*    1993 Stock Plan and forms of agreements thereunder
10.3*    2000 Stock Plan and forms of agreements thereunder
10.4*    2000 Employee Stock Purchase Plan
10.5*    Form of Indemnification Agreement with executive officers
         and directors
10.6*    Clinical Development Agreement between Covance, Inc. and the registrant dated as of October 20, 1998, as amended
10.7*    Agreement between CroMedica Global Inc. and the registrant as of September 8, 1998
10.8*    Agreement between CroMedica Global Inc. and the registrant as of May 19, 1999
10.9*    Lease between the registrant and Aetna Life Insurance
         Company dated September 13, 1996 for leased premises located at Suite 100, 15279 Alton Parkway, Irvine, California
10.10*   Lease between the registrant and Aseguradora Mexicana, S.A.
         dated December 30, 1993 for leased premises located at Paseo de los Heroes No. 10, 105 in the development known as
         "Desarrollo Urbano del Rio Tijuana" in Tijuana, B.C., Mexico
10.11*   Equipment Financing Agreement between Lease Management
         Services, Inc. and the registrant as of October 7, 1996, as amended
10.12*   Agreement between Visionex Pte. Ltd. and the registrant as of June 1997
10.13*   Distributor agreement between Laboratories Sophia S.A. de
         C.V. and the registrant as of April 23, 1998
10.14*   Manufacture and Supply Agreement between Prima Pharm, Inc.
         and the registrant as of December 19, 1996

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
10.15*   Supply Agreement between Biozyme Laboratories, Ltd. and the registrant as of September 23, 1999
10.16++  License Agreement between Allergan Sales, Inc., Allergan
         Sales, Ltd. and the registrant as of March 29, 2000
10.17++  Supply Agreement between Allergan Sales, Inc., Allergan
         Sales, Ltd. and the registrant as of March 29, 2000
10.18*   Series D Preferred Stock Purchase Agreement between Allergan
         Pharmaceuticals (Ireland) Ltd., Inc. and registrant, dated as of March 29, 2000
21.1*    Subsidiaries of the registrant
23.1*    Consent of Ernst & Young LLP, Independent Auditors
23.2+    Consent of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation (included in Exhibit 5.1)
24.1*    Power of Attorney (included on signature page)
27.1*    Financial Data Schedule


-------------------------

 * Previously filed.



 + To be filed by amendment.



++ Confidential treatment requested.



(b) FINANCIAL STATEMENT SCHEDULES


All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS

Insofar as indemnification by Ista for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Ista, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ista of expenses incurred or paid by a director, officer or controlling person of Ista in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Ista is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that:

          (a) We will provide to the underwriters at the closing as specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (b) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by Ista pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (c) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, Ista Pharmaceuticals, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 18th day of April, 2000.


                                          ISTA PHARMACEUTICALS, INC.


                                          By:     /s/ EDWARD H. DANSE*

                                            ------------------------------------
                                                      Edward H. Danse
                                                  Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the 18th day of April, 2000.



                      SIGNATURE                                     TITLE
                      ---------                                     -----
                /s/ EDWARD H. DANSE*                       Chief Executive Officer,
-----------------------------------------------------   Director (Principal Executive
                   Edward H. Danse                                 Officer)

                  /s/ J. C. MACRAE                        Executive Vice President,
-----------------------------------------------------      Chief Operating Officer,
                    J. C. MacRae                           Chief Financial Officer
                                                           (Principal Financial and
                                                             Accounting Officer)

                /s/ ROBERT G. MCNEIL*                       Chairman of the Board
-----------------------------------------------------
                  Robert G. McNeil

                 /s/ BRIAN H. DOVEY*                               Director
-----------------------------------------------------
                   Brian H. Dovey

                 /s/ CHARLES H. MAY*                               Director
-----------------------------------------------------
                   Charles H. May

             /s/ BENJAMIN F. MCGRAW III*                           Director
-----------------------------------------------------
               Benjamin F. McGraw III

                /s/ JOHN H. PARRISH*                               Director
-----------------------------------------------------
                   John H. Parrish

                  /s/ WAYNE I. ROE*                                Director
-----------------------------------------------------
                    Wayne I. Roe

                *By: /s/ J. C. MACRAE
  -------------------------------------------------
                    J. C. MacRae
                  Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
 1.1+    Form of Underwriting Agreement
 3.1*    Amended and Restated Articles of Incorporation, as in effect upon filing of the registration statement
 3.2*    Certificate of Incorporation to be effective prior to
         completion of the offering
 4.1*    Bylaws of the registrant, as in effect upon filing of the
         registration statement
 4.2*    Bylaws of the registrant, to be effective prior to
         completion of the offering
 4.3+    Specimen common stock certificate
 5.1+    Form of opinion of Wilson Sonsini Goodrich & Rosati,
         Professional Corporation
10.1*    Amended and Restated Investors Rights Agreement dated as of
         March 29, 2000
10.2*    1993 Stock Plan and forms of agreements thereunder
10.3*    2000 Stock Plan and forms of agreements thereunder
10.4*    2000 Employee Stock Purchase Plan
10.5*    Form of Indemnification Agreement with executive officers
         and directors
10.6*    Clinical Development Agreement between Covance, Inc. and the registrant dated as of October 20, 1998, as amended
10.7*    Agreement between CroMedica Global Inc. and the registrant as of September 8, 1998
10.8*    Agreement between CroMedica Global Inc. and the registrant as of May 19, 1999
10.9*    Lease between the registrant and Aetna Life Insurance
         Company dated September 13, 1996 for leased premises located at Suite 100, 15279 Alton Parkway, Irvine, California
10.10*   Lease between the registrant and Aseguradora Mexicana, S.A.
         dated December 30, 1993 for leased premises located at Paseo de los Heroes No. 10, 105 in the development known as
         "Desarrollo Urbano del Rio Tijuana" in Tijuana, B.C., Mexico
10.11*   Equipment Financing Agreement between Lease Management
         Services, Inc. and the registrant as of October 7, 1996, as amended
10.12*   Agreement between Visionex Pte. Ltd. and the registrant as of June 1997
10.13*   Distributor agreement between Laboratories Sophia S.A. de
         C.V. and the registrant as of April 23, 1998
10.14*   Manufacture and Supply Agreement between Prima Pharm, Inc.
         and the registrant as of December 19, 1996
10.15*   Supply Agreement between Biozyme Laboratories, Ltd. and the registrant as of September 23, 1999
10.16++  License Agreement between Allergan Sales, Inc., Allergan
         Sales, Ltd. and the registrant as of March 29, 2000
10.17++  Supply Agreement between Allergan Sales, Inc., Allergan
         Sales, Ltd. and the registrant as of March 29, 2000
10.18*   Series D Preferred Stock Purchase Agreement between Allergan
         Pharmaceuticals (Ireland) Ltd., Inc. and registrant, dated as of March 29, 2000
21.1*    Subsidiaries of the registrant
23.1*    Consent of Ernst & Young LLP, Independent Auditors
23.2+    Consent of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation (included in Exhibit 5.1)
24.1*    Power of Attorney (included on signature page)
27.1*    Financial Data Schedule


-------------------------

 * Previously filed.



 + To be filed by amendment.


++ Confidential treatment requested.